Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this post-effective amendment No. 1 to the Registration Statement on Form S-3 of our report dated June 12, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Abiomed Inc., which appears in such Registration Statement.

We also hereby consent to the incorporation by reference in this post effective amendment No. 1 to the Registration Statement on Form S-3 of our report dated July 26, 2005 relating to the financial statements of Impella CardioSystems AG included in Exhibit 99.2 of Abiomed, Inc.’s Current Report on Form 8-K/A filed on July 27, 2005.

We also consent to the reference to us under the heading “Experts” in such post-effective amendment No. 1 to the Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Boston, MA

September 29, 2006